UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2005

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 202, 103 Foulk Road, Wilmington, Delaware 19803

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(302) 656-1950

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2005, at the 2005 Annual Meeting of Stockholders, the stockholders of Shiloh Industries, Inc. (the “Company”) approved the Shiloh Industries, Inc. Senior Management Bonus Plan (the “Bonus Plan”).

Under the Bonus Plan, executive officers of the Company are entitled to receive bonuses depending on the achievement of certain specified performance goals. For 2005, awards under Bonus Plan will be based on the Company meeting certain specified levels of EBITDA. Executive officers will be entitled to receive bonuses ranging from 0% to 120% of their target award levels, depending on the level of the Company’s performance.

The foregoing description of the Bonus Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Shiloh Industries, Inc. Senior Management Bonus Plan is incorporated herein by reference to Exhibit B of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 8, 2005 (Commission File No. 0-21964).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2005

SHILOH INDUSTRIES, INC.

By	/s/ Stephen E. Graham
Name:	Stephen E. Graham
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Shiloh Industries, Inc. Senior Management Bonus Plan is incorporated herein reference to Exhibit B of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 8, 2005 (Commission File No. 0-21964).